REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Board of Trustees of Lord Abbett
Securities Trust and the Shareholders of Lord
Abbett Alpha Strategy Fund, Lord Abbett
Fundamental Equity Fund, Lord Abbett Growth
Leaders Fund, Lord Abbett International Equity
Fund, Lord Abbett International Dividend
Income Fund, Lord Abbett International
Opportunities Fund, Lord Abbett Value
Opportunities Fund, Lord Abbett Global Core
Equity Fund, Lord Abbett Micro-Cap Growth
Fund, and Lord Abbett Micro-Cap Value Fund:

In planning and performing our audits of the financial statements of Lord Abbett Securities Trust
(the "Trust"), including the Lord Abbett Alpha
Strategy Fund, Lord Abbett Fundamental Equity
Fund, Lord Abbett Growth Leaders Fund, Lord
Abbett International Equity Fund, Lord Abbett
International Dividend Income Fund, Lord Abbett
International Opportunities Fund, Lord Abbett
Value Opportunities Fund, Lord Abbett Global
Core Equity Fund, Lord Abbett Micro-Cap Growth
Fund, and Lord Abbett Micro-Cap Value Fund
(each a "Fund"), as of and for the year ended
October 31, 2017, in accordance with the standards of the Public Company Accounting Oversight
Board (United States) (PCAOB), we considered the
Trust's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A trust's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A trust's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the trust; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the trust are being made only in accordance with authorizations of management and directors of the trust; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a trust's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of each Fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the PCAOB. However, we noted no deficiencies in the Trust's internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness, as defined above, as of October 31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of Lord Abbett Securities Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ DELOITTE & TOUCHE LLP
New York, New York
December 21, 2017